Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
AstraZeneca PLC

We consent to the incorporation by reference in the registration statements (No. 33-83774, No. 333-145848, No. 333-114165 and No. 333-171306) on Form F-3 and registration statements (No. 333-09060, No. 333-09062, No. 33-65362, No. 33-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328, No. 333-13918, No. 333-124689, No. 333-152767 and No. 333-170381) on Form S-8 of AstraZeneca PLC of our reports dated February 2, 2012, with respect to the consolidated statements of financial position of AstraZeneca PLC and subsidiaries as of December 31, 2011, 2010 and 2009, and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the 2011 Annual Report on Form 20-F of AstraZeneca PLC.

/s/ KPMG Audit Plc

KPMG Audit Plc

London
United Kingdom
28 March 2012